UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 31, 2005

RYERSON INC.

(formerly Ryerson Tull, Inc.)

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Agreement

On December 31, 2005, the Board of Directors of Ryerson Inc. (formerly known as Ryerson Tull, Inc., the “Corporation”) amended certain of the Corporation’s benefit plans and agreements to provide that the Compensation Committee of the Board has sole discretion to determine the form of payment of outstanding stock options in the event of a change in control of the Corporation. The amended plans and agreements are the Ryerson 1995 Incentive Stock Plan, the Ryerson 1996 Incentive Stock Plan, the Ryerson 2002 Incentive Stock Plan, all outstanding stock option agreements between the Corporation and its employees, and all outstanding change-in-control agreements between the Corporation and its employees.

The Board authorized the Corporation’s Vice President of Human Resources, or, in the case of matters affecting the compensation and benefits of the Vice President of Human Resources, the Chief Executive Officer and President, or any Executive Vice President or Vice President to execute amendments to the outstanding change-in-control agreements and to take actions as any such officer deems necessary or desirable to implement the Board’s resolutions. The Board also granted authority to the Chairman of the Compensation Committee and the Chairman of the Nominating and Governance Committee to approve significant plan design changes and related amendments, including changes to the incentive stock plans and the Corporation’s change-in-control agreements, as they deem necessary or desirable to implement the Board’s resolution and to report any changes to the Committees and Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON INC.

Dated: January 5, 2006	/s/ Lily L. May
	By:	Lily L. May
	Its:	Vice President, Controller and
Chief Accounting Officer